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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors



We consent to the reference of our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Werner Holding Co.
(PA), Inc. dated February 10, 1998, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-46607) and related Prospectus of Werner Holding Co.
(DE), Inc. for the registration of $135,000,000 in Senior Subordinated Notes due 2007.



                                          /s/ Ernst & Young LLP



Cleveland, Ohio


April 13, 1998